Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1/A of our report dated April 7, 2022 relating to the financial statements of Lead Real Estate Co., Ltd as of June 30, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 9, 2022